<PAGE i>

      As filed with the Securities and Exchange Commission on June 23, 1997
                                              									File No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8

                          REGISTRATION STATEMENT

                                 Under

                      The Securities Act of 1933


                         CREATIVE GAMING, INC.
-----------------------------------------------------------------------------
        (Exact Name of Registrant as Specified in Its Charter)

         New Jersey                         22-2930106
-------------------------------           -------------------
(State or Other Jurisdiction of 						    I.R.S. Employer
Incorporation or Organization					   	    Identification No.)

150 Morris Avenue, Suite 205, Springfield, New Jersey			    07081
-----------------------------------------------------      ----------
(Address of Principal Executive Offices)						             (Zip Code)

               Consulting Agreement dated as of June 9, 1997
-----------------------------------------------------------------------------
                      (Full Title of the Plan)

                       Mr. Peter J. Jegou
                      Creative Gaming, Inc.
                 150 Morris Avenue, Suite 205
                    Springfield, NJ  07081
                        (201) 467-0266
-----------------------------------------------------------------------------
        (Name, Address and Telephone Number of Agent for Service)

                           Copy to:

                    Robert W. Berend, Esq.
                    Wachtel & Masyr, LLP
                    110 East 59th Street
                    New York, NY  10022

             CALCULATION OF REGISTRATION FEE



                                 	Proposed		      Proposed
Title of						                    Maximum		       Maximum
Securities		      Amount			       Offering		      Aggregate  	 Amount of
to be			          to be			        Price			        Offering  	  Registration
Registered		      Registered		    Per Share(1)		  Price(1)	  	 Fee
----------        ----------      ------------    --------     ------------
Common Stock,		   500,000						   $ .172          $	86,000    	$ 26
no par value		    shares
______________________

(1)	Estimated solely for the purpose of calculating the
registration fee. The proposed maximum offering price and the registration fee for the shares to be issued pursuant to the Consulting Agreement are computed, pursuant to Rule 457(h), on the basis of the average of the high and low price of Creative Gaming, Inc.'s common stock on June 21, 1997.

<PAGE 1>

PROSPECTUS

                          CREATIVE GAMING, INC.

                            500,000 Shares

                                 of

                     Common Stock, No Par Value


                       ______________________

        Consulting Agreement dated as of June 9, 1997 between
            Creative Gaming, Inc. and Art Malone, Jr.

                       _____________________


	This Prospectus relates to an offering by Creative Gaming, Inc. ("CGI") of an aggregate of 500,000 shares of CGI's Common Stock, no par value (the "Common Stock"), to be issued to Art Malone, Jr. (the "Consultant") pursuant to a written consulting agreement dated as of June 9, 1997 (the "Agreement") by and between CGI and the Consultant.


                      ______________________


	THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.


                      ______________________

	This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

                      ______________________

                       The date of this Prospectus is June 23, 1997

<PAGE 2>

                    AVAILABLE INFORMATION


	CGI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the following Web site address: http://www.sec.gov. Because the Common Stock is traded on the Nasdaq System, reports, proxy and information statements and other information concerning CGI can also be inspected by contacting the National Association of Securities Dealers, Inc. (the "NASD"), Nasdaq Reports Section, at 1735 K Street, N.W., Washington, D.C. 20006-1506.

	CGI has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an aggregate of 500,000 shares of the Common Stock to be issued to the Consultant pursuant to the Agreement. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to CGI and the shares of the Common
Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto.
Statements in this Prospectus as to any document are not necessarily complete and, where any such document is an exhibit to the Registration Statement or is incorporated herein by reference, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

	CGI will provide without charge to each person to whom a Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in the Prospectus (not including exhibits to such information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such copies should be directed to Creative Gaming, Inc.,
Attention: Walter J. Krzanowski, Treasurer and Chief Financial Officer, 150 Morris Avenue, Suite 205, Springfield, NJ 07089,
Telephone: (201) 467-0266.

<PAGE 3>

	No person has been authorized by CGI to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by CGI. Neither the delivery of this Prospectus nor any distribution of the shares of the Common Stock underlying the warrants under the terms of the Agreement (which constitutes the plan) shall, under any circumstances, create any implication that there has been no change in the affairs of CGI since the date hereof.

<PAGE 4>

         CONSULTING AGREEMENT dated as of June 9, 1997 between

                       CREATIVE GAMING, INC.

                              and

                        ART MALONE, JR.

                     ______________________

          500,000 Shares of the Common Stock, no par value


                           PART I


Item 1.	Plan Information


General Plan Information

	Creative Gaming, Inc., a New Jersey corporation formerly named Creative Learning Products, Inc. ("CGI"), is offering by this Prospectus an aggregate of 500,000 shares (the "Shares") of CGI's Common Stock, no par value (the "Common Stock"), to be issued pursuant to a written consulting agreement dated June 9, 1997 (the "Agreement") between CGI and Art Malone, Jr. (the "Consultant"). Under the Agreement the Consultant has provided, and will continue to provide, certain consulting services, as hereinafter described, to CGI. The Consultant has accepted, as compensation for his services, 500,000 shares of the Common Stock. The purpose of the form of compensation provided for in the Agreement is to provide the Consultant with a proprietary interest in the progress and success of the business of CGI and provide him with maximum incentive to perform his consulting services at the highest possible level.

	The following description of the Agreement is only a summary and does not purport to be complete. It is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 4(b) to the Registration
Statement of which this Prospectus is a part and is incorporated herein by this reference.

	Pursuant to the Agreement, the Consultant has agreed to provide CGI with the services of introductions to business contacts, brokerage firms, public relation firms and potential celebrity spokes persons. Services have been, and will continue to be, provided by the Consultant as CGI may reasonably request during the term of the Agreement. CGI and the Consultant have separately agreed that, under no circumstances, may the services under the Agreement relate to, or be in connection with, the offer or sale of securities of CGI in a capital-raising transaction. The term of the Agreement is for the three months following June 9, 1997.

<PAGE 5>

	CGI has agreed to file this Registration Statement with respect to the Shares. CGI will pay all expenses related to this Registration Statement. The Consultant has represented that he will acquire the Shares for investment purposes only and not with a view to, or in connection with, the resale or distribution thereof.

	Upon issuance the Shares shall be deemed fully paid and nonassessable and shall be free and clear of all liens and encumbrances.

	The Agreement is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not a qualified plan under Section 401(a) of the Internal Revenue
Code of 1986, as amended (the "Code").

	CGI and its subsidiaries are referred to herein as the "Company."

Securities To Be Offered

	The number of shares being offered are an aggregate of 500,000 shares of the Common Stock pursuant to the Agreement.

Employees Who May Participate in the Plan

	CGI is issuing the Shares to the Consultant pursuant to the Agreement.

Purchase of Securities Pursuant to the Plan and Payment For Securities Offered

	The Consultant is receiving the Shares in consideration for the consulting services the Consultant is providing pursuant to the Agreement. The Shares will be issued from authorized but unissued shares and CGI will not purchase shares in the open market for such purpose. There are currently no shares of the Common Stock held as treasury shares.

Resale Restrictions

	The Shares to be issued by CGI to the Consultant pursuant to the Agreement shall be freely tradeable shares.

Withdrawal from the Plan; Assignment of Interest

	The Shares may not be assigned or transferred in whole or in part by the Consultant, except under the laws of descent and distribution and pursuant to the Securities Act.

<PAGE 6>

Tax Effects of Plan Participation

	The following is a summary of the Federal income tax provisions under the Code currently applicable to the Shares based upon advice to CGI by Wachtel & Masyr, LLP, its counsel. The Consultant should consult his own tax advisors concerning legislative or administrative developments, as well as his individual Federal income tax position before receiving the Shares or disposing of any shares of the Shares. CGI makes no representation as to the tax status or effect of the Shares under the Code or the tax consequences under the laws of any state or other jurisdiction of the issuance of the Shares, or of any sale of any shares of the Shares acquired pursuant to the Agreement.

	The Consultant recognized ordinary income as of the date of the signing of the Agreement in an amount equal to the fair market value of the Shares on such date. The Consultant's tax basis in such shares of the Shares is the amount of ordinary income recognized by the Consultant, and the Consultant's holding period will commence on the date of the signing of the Agreement.

	Upon a subsequent sale of any shares of the Shares, any difference between the tax basis of such shares of the Shares and the amount realized on the sale is treated under the Code as short-term or long-term capital gain or loss, depending on the holding period of such shares of the Shares.


Item 2.  Registrant Information and Employee Agreement
Annual Information

	CGI will provide, without charge, to the Consultant, upon its written or oral request, a copy of CGI's latest Annual Report on Form 10-KSB, as amended, for the fiscal year ended May 31, 1996, which document is incorporated herein by this reference in this Prospectus and is made a part hereof. There is also incorporated herein by this reference and made a part hereof, all documents filed and to be filed by CGI pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered by this Prospectus have been sold or which deregisters all securities then remaining unsold. Requests for such information should be directed to Walter J. Krzanowski, Treasurer and Chief Financial Officer, Creative Gaming, Inc., 150 Morris Avenue, Suite 205, Springfield, NJ 07081; Telephone: (201) 467-0266.


<PAGE II-i>




----------------------------------------     -----------------------------
----------------------------------------     -----------------------------

    TABLE OF CONTENTS



                        						   Page
                                 ----

Available Information...........  2		         CREATIVE GAMING, INC.
Plan Information                              500 Shares of Common Stock
	General Plan Information....... 	4
	Securities To Be Offered.......		5
	Employees Who May Participate
  in the Plan...................		5
	Purchase of Securities Pursuant
  to the	Plan and Payment For
  Securities Offered............		5
	Withdrawals from the Plan;
  Assignment of Interest........		5
	Tax Effects of Plan
  Participation................. 	6
Registrant Information and
 Employee Agreement Annual
 Information.....................	6

-----------------------------------------     -------------------------------
-----------------------------------------     -------------------------------




                     Prospectus dated June 23, 1997


<PAGE II-1>

                            PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference


	The Registrant's Annual Report on Form 10-KSB, as amended, for the fiscal year ended May 31, 1996 is incorporated by reference in this Registration Statement and made a part hereof.
 There is also incorporated herein by reference hereto and made a part hereof the Registrant's registration statement on Form 8A dated April 25, 1989 and all other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by the Prospectus have been sold or which deregisters all securities then remaining unsold. Such documents shall be deemed to be incorporated by this reference and to be made a part hereof from the date of filing of such documents. In addition, the audited consolidated financial statements of the Registrant to be included in subsequently filed documents will be incorporated herein in reliance upon the reports of BDO Seidman, LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firms as experts in accounting and auditing.

Item 4.  Description of Securities

	Not applicable.

Item 5.  Interests of Named Experts and Counsel

	The consolidated financial statements of the Registrant at May 31, 1996 and for the two years ended May 31, 1996 appearing in the Registrant's Annual Report on Form 10-KSB, as amended, have been audited by BDO Seidman, LLP, independent auditors, as set forth in such firm's report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance on the report of BDO Seidman, LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

	The validity of the securities offered hereby will be passed upon for the Registrant by Wachtel & Masyr, LLP, 110 East 59th Street, New York, New York 10022. Wachtel & Masyr, LLP is the holder of 385,741 shares of the Registrant's Common Stock, no par value (the "Common Stock"), and a Common Stock purchase warrant to purchase 152,263 shares of the Common Stock at $.99 per share (both the number of shares and the exercise price being subject to further adjustments pursuant to the antidilution provisions thereof), the shares and the warrant have been received in lieu of payments for legal fees.

<PAGE II-2>

Item 6.  Indemnification of Directors and Officers

	Article VI of the Articles of Incorporation of the Registrant provides indemnification of persons including directors and officers of the Registrant to the fullest extent permitted by the Business Corporation Act of the State of New Jersey (the "BCA").

	Section 14A:3-5(2) of the BCA empowers a corporation to indemnify a corporate agent (which term includes a director or officer) against his or her expenses and liabilities in connection with any proceeding involving the corporate agent, other than a proceeding by, or in the right of, the corporation, if such corporate agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, such agent has no cause to believe his or her conduct was unlawful. Subsection 14A:3-5(3) of the BCA provides for similar indemnification of a corporate agent in a proceeding by, or in the right of, the corporation, but requires court approval of the actual indemnification. Subsections 14A:3-5(5) through Subsection 14A:3(5)(12) of the BCA further define the procedures relating to indemnification.

	See the last undertaking in Item 17 to this Registration
Statement.

Item 7.  Exemption from Registration Claimed

	Not applicable.

Item 8.  Exhibits

	All of the following exhibits except those designated with an asterisk are incorporated herein by reference to a prior registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or a periodic report filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act. Those exhibits designated with an asterisk are filed as an exhibit to this Registration Statement.


Number	    Exhibits
------     --------

3(a)		     Copy of Articles of Incorporation of the Registrant. (1)

3(a)(1)		  Copy of Amendment to Articles of Incorporation of
           the Registrant filed on December 30, 1988. (1)

3(a)(2)	   Copy of Amendment to Articles of Incorporation of the
           Registrant filed on September 12, 1991. (2)

3(a)(3)	  	Copy of Certificate of Designations and
           Preferences of the Series A Preferred Stock of the
           Registrant filed on September 12, 1991. (2)

<PAGE II-3>

Number	    Exhibits
------     --------

3(a)(4)		  Copy of Amendment to the Articles of Incorporation of the
           Registrant filed on May 22, 1992. (2)

3(a)(5)		  Copy of Amendment to the Articles of Incorporation
           of the Registrant filed on June 23, 1992. (2)

3(a)(6)		  Copy of Amendment to the Articles of Incorporation
           of the Registrant filed on August 25, 1993. (2)

3(a)(7)		  Copy of Amendment to the Articles of Incorporation
           of the Registrant filed on January 26, 1994. (3)

*3(a)(8)	  Copy of Amendment to the Articles of Incorporation of
           the Registrant filed on May 22, 1997.

3(b)		     Copy of Amended and Restated By-Laws of the Registrant
           as adopted by shareholders on January 12, 1994. (3)

4(a)		     Specimen of Common Stock Certificate after one-for-four
           reverse stock split effective January 26, 1994. (3)

4(b)		     Copy of Consulting Agreement dated June 9, 1997 between
           the Registrant and Art Malone, Jr.

*5(a)	    	Opinion of Wachtel & Masyr, LLP.

*23(a)		   Consent of Wachtel & Masyr, LLP is included in its
           Opinion filed as Exhibit 5.

*23(b)		   Consent of BDO Seidman, LLP.

_________________________

(1)	  Filed as an exhibit to the Registrant's Registration
      Statement on Form S-18, File No.
	     33-27027, and incorporated herein by this reference.

(2)	  Filed as an exhibit to the Registrant's Annual Report on
      Form 10-KSB for the year ended May 31, 1993 and incorporated herein by this reference.

(3)	  Filed as an exhibit to the Registrant's Quarterly Report on
      Form 10-QSB for the quarter ended February 28, 1994 and incorporated herein by this reference.

<PAGE II-4>

Item 17.	Undertakings.

	The undersigned Registrant hereby undertakes:

	1.	To file, during any period in which offers or sales are
being made, a post-effective amendment to this Registration
Statement:

		(i)	To include any prospectus required by Section
10(a)(3) of the Securities Act.

		(ii)	To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

		(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

	2.	That, for the purpose of determining any liability
under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	3.	To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and

<PAGE II-5>

is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

<PAGE II-6>

                     SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 20, 1997.

                         								CREATIVE GAMING, INC.
               						            (Registrant)


                         								By:/s/ Peter J. Jegou
                                    --------------------------
                           									Peter J. Jegou
                           									Chairman, President and
	                           								Chief Executive Officer


	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 20, 1997.


Signature					Title


/s/ Peter J. Jegou                        Principal Executive Officer and
--------------------------                Director
Peter J. Jegou


/s/ Walter J. Krzanowski                  Principal Financial and
--------------------------                Accounting Officer
Walter J. Krzanowski


/s/ Carol A. Kulina-Jegou                 Director
---------------------------
Carol A. Kulina-Jegou


/s/ Robert W. Berend                      Director
----------------------------
Robert W. Berend


/s/ Lee S. Rosen                        		Director
----------------------------
Lee S. Rosen

<PAGE E-1>

                               Exhibit Index



                                            													          Page
Number	     Exhibit					                                  	        Number

3(a)(8)		   Copy of Amendment to the Articles of Incorporation
          		of the Registrant filed on May 22, 1997			            	E-2

4(b)		      Copy of Consulting Agreement dated June 9, 1997
          		between the Registrant and Art Malone, Jr.	           	E-4

5		         Opinion of Wachtel & Masyr, LLP		                      E-6

23(a)		     Consent of Wachtel & Masyr, LLP is included in
            their	opinion filed as Exhibit 5 hereto

23(b)		     Consent of BDO Seidman, LLP		                          E-7

<PAGE E-2>

                                                     Exhibit 3(a)(8)

                       CERTIFICATE OF AMENDMENT

                                  TO

                         AMENDED AND RESTATED

                    CERTIFICATE OF INCORPORATION

                                 OF

                    CREATIVE LEARING PRODUCTS, INC.
                 _____________________________________



To:	The Secretary of State
	State of New Jersey

	Pursuant to the provisions of Section 14A:9-2(4) and Section 19A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes this following Certificate of Amendment to its Amended and Restated Certificate of
Incorporation:

1.	The name of the corporation is Creative Learning
Products, Inc. (the "Corporation").

2.	The following amendments to the Amended and Restated
Certificate of Incorporation of the Corporation were approved by the directors of the Corporation and thereafter duly adopted by more than a majority of the shareholders of the Corporation at the Annual Meeting of Shareholders of the Corporation on May 8, 1997.

RESOLVED, that the Article I and Article IV of the Amended and Restated Certificate of Incorporation be, and they hereby are, amended to read as follows:

	a.	Article I of the Amended and Restated Certificate
of Incorporation relating to the name of the Corporation will be amended by striking out the whole of ARTICLE I thereof as it now exists and inserting in lieu thereof a new ARTICLE I reading in its entirety as follows:

                       "ARTICLE I:   NAME

                The name of the Corporation is:
                     Creative Gaming, Inc."

<PAGE E-3>

 b.	The opening paragraph of ARTICLE IV and paragraph (a) thereto relating to the Capital Stock of the Corporation will be amended by striking out the whole of such paragraphs as they now exist and inserting the following text in lieu thereof to read as follows:


                   ARTICLE IV:  CAPITAL STOCK

 The total number of shares of capital stock authorized to be issued by the Corporation will be One
Hundred Two Million (102,000,000) shares, divided into two classes, as follows:

     (a)	One Hundred Million (100,000,000) shares
of Common Stock, having no par value per share
(hereinafter sometimes referred to as "Common
Stock")."

3.	The number of shares of the Corporation outstanding at
the time of the adoption of the amendment was 19,848,727, of which 19,848,727 were shares of Common Stock and 0 were shares of Preferred Stock, which Preferred Stock was not entitled to vote.
 The total number of shares entitled to vote thereon was 19,848,727.

4.	 The number of shares voting for and against such
amendments are as follows:


	 a.	Amendment to ARTICLE I:

     Number of Shares Voting For			Number of Shares Voting Against
     ---------------------------   -------------------------------

         	15,947,397						                  62,265


	b.	Amendment to ARTICLE IV:

     Number of Shares Voting For			Number of Shares Voting Against
     ---------------------------   -------------------------------

          	15,256,362						                132,800

	5.	The effective date of this Amendment to the Amended and
Restated Certificate of Incorporation shall be its date of filing with the Secretary of State of the State of New Jersey.

Dated this 19th day of May, 1997


                         						CREATIVE LEARNING PRODUCTS, INC.

                               By:/s/ Walter J. Krzanowski
                                  ----------------------------------
                                  Walter J. Krzanowski, Treasurer
                                  and Chief Financial Officer


<PAGE E-4>

                                               Exhibit 4(b)

                         CONSULTING AGREEMENT
                         --------------------


THIS AGREEMENT is made and entered into this June 9, 1997, at Agoura, California by and between Art Malone Jr. and Creative
Gaming.

                       W I T N E S S E T H:

WHEREAS, Creative Gaming wishes to hire Art Malone Jr., as a consultant for the purpose of providing the service of introduction to business contacts, brokerage firms, public relation firms, potential celebrity spokes persons;

WHEREAS, Art Malone Jr., has agreed to utilize its best efforts to make the introductions and business contacts which are reasonably beneficial to Creative Gaming and its business prospects;

WHEREAS, Creative Gaming has agreed to pay Art Malone Jr. 500,000 shares of free trading stock upon signing of this agreement in consideration for Mr. Malone providing services;

NOW THEREFORE, in consideration of the mutual undertaking described below, the parties agree as follows:

1.	SERVICES.
	Art Malone Jr., shall provided Creative Gaming with the service of introduction to business contacts, brokerage firms, public relations firms, potential celebrity spokes persons.
 These services shall be provided as may be reasonably related to Creative Gaming. Art Malone Jr., shall provide person to person introductions, including face to face meetings with principals of the introduced company and the principals of Creative Gaming.

2.	BEST EFFORTS.
		Art Malone Jr. shall utilize its best efforts to make the introductions required under this Agreement and to undertake the services that may be reasonably necessary to obtain introductions for Creative Gaming. Art Malone Jr., shall not be required to make an introduction of any particular person, business, or other entity. Art Malone Jr., cannot guarantee that any person, business, or entity will be available for introduction, or that such person will consent to such introductions, or the results of such introductions.

	3.	TERM.
	This Agreement shall be effective upon the signing of this Agreement and shall last for a period of three months calendar months following the date of signing this Agreement. It shall terminate on the 90 day following the signing of this Agreement.

<PAGE E-5>

	4.	INDEMNITY.
	Creative Gaming hereby agrees to indemnify and hold Art Malone Jr., harmless of and from any and all costs, expenses, fees, claims, damages, and injuries, including attorney's fees, of all kinds which they may incur or be required to pay by reason of this Consulting Agreement, the ownership of the stock paid to Art Malone Jr., by Creative Gaming, or the transfer of such securities to Malone and Associates, Inc.
Creative Gaming obligation to indemnify Art Malone Jr., shall extend to and include any claim, demand, or cause of action which any person, business, or other entity may assert against Art Malone Jr., by reason of its activities as described in this Agreement. Creative Gaming obligation to indemnify Art Malone Jr., shall extend to any renewal, alteration, amendment, or modification of this Consulting
Agreement.


/s/ Art Malone, Jr.                   		 	/s/ Peter Jegou
--------------------                      -------------------
Art Malone Jr.						                     	Peter Jegou,
CEO/President

<PAGE E-6>

                                                Exhibit 5





                           								June 20, 1997


Creative Gaming, Inc.
150 Morris Avenue
Suite 205
Springfield, New Jersey 07081

Dear Sirs:

	We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Creative Gaming, Inc. (the "Company") under the Securities Act of 1933, as amended, relating to 500,000 shares of the Common Stock, no par value per share (the "Common Stock"), of the Company issued pursuant to the terms of a written consulting agreement dated June 9, 1997 between the Company and Art Malone, Jr. (the "Agreement").

	As counsel to the Company, we have examined the Certificate of Incorporation of the Company, its By-laws, its minutes, the Agreement and other corporate proceedings relating to the authorization and issuance of the aforesaid shares of the Common Stock and have reviewed the Registration Statement in the form intended to be filed. In our opinion, we have made such an investigation and examination as we have deemed necessary for the purposes of expressing an informed opinion on the matters hereafter discussed.

	Based upon such examination, it is our opinion that:

1.	The Company is duly organized and validly existing
under the laws of the State of New Jersey; and

2.	The 500,000 shares of the Common Stock issued to Art
Malone, Jr. pursuant to the Agreement are validly issued, fully paid and non-assessable.

	In addition, we hereby consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm on page 6 of the Prospectus included in the Registration Statement.

                                    						Very truly yours,

                                     					/s/ Wachtel & Masyr, LLP
                                          -------------------------
                                    						Wachtel & Masyr, LLP

<PAGE E-7>

                                      								Exhibit 23(b)

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
       ---------------------------------------------------



Board of Directors and Stockholders
Creative Gaming, Inc.



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 10, 1996, relating to the consolidated financial statements of Creative Gaming, Inc. and Subsidiaries, appearing in the Company's Annual Report on Form 10-KSB, as amended, for the year ended May 31, 1996. We also consent to the reference to us under the caption "Interests of Named Experts and Counsel".

/s/ BDI  Seidman, LLP
-----------------------
BDO Seidman, LLP



New York, New York
June 20, 1997